Exhibit 10.6

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), is made and entered into as of the 31st day of March, 2000, by and between TSI HANDLING, INC. d/b/a DYNA-CAM ENGINE CORPORATION, a Nevada corporation (the "COMPANY"), and DENNIS C. PALMER ("EXECUTIVE").

                                    RECITALS:

     A. The Company is in the business of designing, manufacturing and selling its patented multipurpose piston engine know as the Dyna-Cam engine.

     B. The Company acquired substantially all of the assets of Dyna-Cam Engine Corp. pursuant to a certain Asset Exchange Agreement ("EXCHANGE AGREEMENT") of even date herewith.

     C. The Company desires to retain Executive to act as its Executive Vice President and Chief Engineer, and the Executive desires to accept such employment.

     D. Execution of this Agreement is a condition precedent to the parties' obligations under the Exchange Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, the parties agree as follows:

     1. POSITION AND DUTIES. The Company hereby hires Executive, and Executive hereby accepts such employment on the terms contained herein. Executive shall have the title and position of Executive Vice President and Chief Engineer. Executive shall report to the President of the Company or her designee, and shall generally supervise and control the business and affairs of the Company, perform all other responsibilities of the Executive Vice President as set forth in the Company's Bylaws and perform such other tasks as may be assigned by the President or Board of Directors of the Company from time to time. Notwithstanding the foregoing, Executive's title, position and responsibilities may be changed from time to time.

          Executive shall devote his full working time and creative energies to the performance of his duties hereunder and will at all times devote such additional time and efforts as are reasonably sufficient for fulfilling the significant responsibilities entrusted to him. Executive warrants that his employment by the Company will not:

          (a)  violate  any   non-disclosure   agreements,   covenants   against
     competition or other restrictive covenants made by Executive to or for the benefit of any previous employer, entity or partner; or

          (b) violate or constitute a breach or default under any judgment, order, decree, writ, injunction, deed, instrument, contract, or permit to which Executive is a party or by which Executive is bound.

     2. PERIOD OF CONTRACT EMPLOYMENT. The term "PERIOD OF CONTRACT EMPLOYMENT," as used in this Agreement, means the period beginning on the effective date of this Agreement and ending on the earlier of (a) March 31, 2005 or (b) termination of Executive's employment with the Company pursuant to Section 6 or 7 herein. This Agreement shall automatically be renewed for a like term unless written notice of termination is given as provided herein at least thirty (30) days prior to the termination of the Period of Contract Employment.

     3. ANNUAL BASE SALARY. The Company shall pay Executive a base salary (the "BASE SALARY") in the annual amount of Sixty Thousand Dollars ($60,000.00). The Base Salary shall be payable as current salary, subject to all applicable withholding and deductions, in installments in accordance with the Company's customary payroll practices.

     4. INCENTIVE COMPENSATION.

          (a) Subject to the vesting provisions below, on the effective date of this Agreement, the Company shall grant Executive options to purchase two million (2,000,000) shares of the Company's common stock, $.001 per value per share, at an exercise price of $0.30 per share. Such options shall vest in Executive in five equal annual installments on March 31, 2001, 2002, 2003, 2004 and 2005, respectively. If this Agreement is terminated for any reason prior to March 31, 2005, all unvested options shall be forfeited.

          (b) Executive's performance will be reviewed at least annually by the Company's Board of Directors. At such time(s), Executive may receive a Base Salary adjustment, merit bonuses, or both, as determined in the sole discretion of the non-management members of the Board of Directors. Such bonuses may be paid in cash, stock, options or any combination thereof, as determined by the Board of Directors. Salary adjustments and merit bonuses, if any, shall be determined solely by a majority of the non-management directors of the Company and will be based upon Company profitability, actual compared to projected production performance, costs of manufacturing, capital investments, and development of manufacturing capability. Any merit bonus shall not exceed the then current Base Salary amount.

          (c) Executive shall be eligible to participate in any stock option plan or other incentive plan adopted by the Company to the same extent as other executive officers of the Company.

     5. BENEFITS.

          (a) During the Period of Contract Employment, Executive shall be entitled to participate in any employee benefit plan or other arrangement, including but not limited to any medical, dental, pension, retirement, disability and sick leave generally made available by the Company to its employees, subject to or on a basis consistent with the terms, conditions, eligibility requirements and overall administration of such plans or arrangements; PROVIDED, that such plans and arrangements are made available at the discretion of the Company and nothing in this Agreement establishes any right of Executive to the availability of, eligibility for or continuance of any such plan or arrangement.

          (b) Executive shall be reimbursed for his reasonable business expenses in accordance with the general policy of the Company.

          (c) Executive shall earn four weeks of paid vacation during each full year of employment. Vacation must be taken during the year in which it is earned or it will be forfeited.

     6. TERMINATION BY THE COMPANY. The Company may terminate Executive's employment hereunder with or without Due Cause (as defined below) at any time during the Period of Contract Employment by giving written notice ("TERMINATION NOTICE") to Executive. Such termination shall become effective upon the date specified in the Termination Notice (the "TERMINATION DATE").

          (a) In the event such termination is without Due Cause and the termination is not pursuant to subsections (b), (c) or (d) of this Section, Executive shall be entitled to:

          (i) payment of all earned but unpaid Base Salary, and vacation pay through The date of termination, payable in a lump sum within ten (10) days after the Termination Date;

          (ii) payment of an amount equal to one (1) year of Base Salary, for each year of employment with the Company during the Period of Contract Employment, up to a total of three (3) years Base Salary, less applicable deductions, payable in not more than twenty-four (24) equal monthly installments, PROVIDED Executive is not in violation of Sections 8 through 15 of this Agreement and PROVIDED FURTHER that Executive shall have executed and delivered to the Company a General Release in the form attached hereto as Exhibit A;

          (iii) rights and benefits of Executive under the benefit plans and programs of the Company, or which are paid by the Company, as determined in accordance with the provisions of such plans and programs; and

          (iv) upon termination of his employment by the Company under this subsection (a), Executive shall have no right to compensation except as set forth in this subsection of this Agreement.

          (b) Executive's employment may be terminated by the Company at any time for Due Cause (as defined below). In the event of such termination, the Company shall pay to Executive his Base Salary and any unused vacation accrued to the Termination Date and not theretofore paid to Executive. Rights and benefits of Executive under the benefit plans and programs of the Company, or which are paid by the Company, shall be determined in accordance with the provisions of such plans and programs. Upon termination of his employment by the Company under this subsection (b), Executive shall have no right to compensation except as set forth in this subsection of this Agreement. For purposes hereof, "DUE CAUSE" shall mean (i) Executive's neglect or misconduct in the discharge of his duties and responsibilities as determined by the Board of Directors of the Company; (ii) Executive's failure to obey appropriate written directions from the President or Board of Directors of the Company, which failure has the affect of injuring the business or business relationships of the Company; (iii) any willful or purposeful act (or any act or omission taken in bad faith) of Executive having the effect of materially injuring the Company; (iv) Executive's conviction for a felony or for any other crime involving dishonesty; (v) Executive's breach of his duty of loyalty to the Company which breach has the effect of materially injuring the Company; (vi) a final determination by a court or governmental agency that Executive failed to comply with an applicable law, ordinance, rule or regulation materially affecting the Company for which Executive was directly responsible; (vii) continued poor performance after being given a reasonable opportunity to correct his performance; (viii) the breach of any term or provision of this Agreement by Executive.

          (c) In the event of the death of Executive, the Company shall pay to the estate or other legal representatives of Executive the Base Salary and any unused vacation accrued to the date of death and not theretofore paid to Executive. Rights and benefits of the estate or other legal representative of Executive under the benefit plans and programs of the Company, or which are paid by the Company, shall be determined in accordance with the provision of said plans and programs. Neither the estate nor other legal representative of Executive shall have any further rights or obligations under this Agreement.

          (d) If Executive shall become incapacitated by reason of physical or mental disability (as defined in regulations promulgated by the Social Security Administration and in effect from time to time) or shall fail to perform his normal duties for the Company for a period of two (2) consecutive months or for a cumulative period of four (4) months in any period of twelve (12) consecutive months, Executive's employment may be terminated by the Company or Executive upon written notice to the other. The parties agree that in such event, Executive shall not be considered as a Qualified Individual with a Disability under the Americans With Disabilities Act. In the event of such termination, the Company shall pay to Executive his Base Salary and any unused vacation accrued to the date of such termination and not theretofore paid to Executive; in addition, the Company shall continue to pay to Executive his Base Salary until the first to occur of (i) the expiration of a period of three (3) months from the Termination Date, or the commencement of payment of benefits under any disability plan or policy paid for or provided by the Company. Rights and benefits of Executive under the benefit plans and programs of the Company, or which are paid by the Company, shall be determined in accordance with the provisions of such plans and programs. Neither Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 8 through 12 of this Agreement.

     7. TERMINATION BY EXECUTIVE. Executive may terminate his employment with the Company by delivering a written notice of termination to the Company. Such termination will become effective upon the date specified in the notice of termination (the "EFFECTIVE DATE"), provided that the Effective Date is at least thirty (30) days after the date of the notice of termination. In the event that

Executive delivers a notice of termination to the Company, Executive shall be entitled to payment of all earned but unpaid Base Salary, and vacation pay through the Effective Date, payable in a lump sum within ten (10) days after the Effective Date.

     8. CONFIDENTIAL INFORMATION AND PROPRIETARY DATA.

          (a) The term "CONFIDENTIAL INFORMATION" shall mean any and all information (whether written, oral or electronic form or any other media, whether or not identified as confidential or proprietary) respecting the Company which is or has been provided to Executive in connection with his employment by the Company, including, without limitation, any information relating to the Company's products, inventories, discoveries, patents, formulae, trade secrets, computer software or other technical information, marketing methods, names of vendors, names of customers, costs of materials, prices of products or services, lists or records, profits, losses, all other financial information, present or future plans, names and compensation of employees, all other business information and all other information or data concerning the Company's products, technology, operations, personnel, finances or business. Confidential Information shall not include information which (i) is or becomes generally available to the public through no breach of this Agreement by the Executive; (ii) was in Executive's possession prior to disclosure by the Company as shown by written records of the Executive dated prior to the date of this Agreement; or (iii) is obtained by Executive from a source other than the Company or its officers, directors, Executives or agents, provided that such source is not under an obligation of confidence with respect to such information.

          (b) Except as otherwise herein provided, Executive agrees that during the Period of Contract Employment, and thereafter, Executive will hold in strictest confidence and will not use or disclose to any person, firm, entity, partnership or corporation, without the written authorization of the Board of Directors of the Company, or use for his own benefit or the benefit of any person, firm, entity, partnership or corporation any of the Company's Confidential Information, except as such use or disclosure may be required in connection with Executive's work for the Company.

          (c) Executive agrees that he has no proprietary interest in the Company's Confidential Information, and that he will not take any Confidential Information that is in written, computerized, machine readable, model, sample, or other form capable of physical delivery, upon or after termination of employment with the Company, without the prior written consent of the Board of Directors of the Company. Executive agrees that upon termination of employment with the Company he shall promptly (i) return to the Company all such materials, along with all other property, brochures, lists, supplies, property, and documents of the Company or relating to its customers and prospective customers, in his possession or control and (ii) delete or otherwise destroy all electronic copies of any of the foregoing and any other electronic files which contain, describe, summarize or make reference in any way to any confidential information.

          (d) In the event Executive is requested or required by validly issued interrogatories, requests for information or documents, subpoena, summons, civil investigator demand or similar process (collectively, a "DEMAND") to disclose any portion of the Confidential Information, Executive shall cooperate with the Company (at the Company's expense) in seeking an appropriate protective order prior to complying with any such Demand. Unless the Demand shall have been timely limited, quashed or extended, Executive shall thereafter be entitled to comply with such Demand to the minimum extent required by law.

     9. NON-COMPETITION. During the during the Period of Contract Employment and for a period of three (3) years thereafter (the "RESTRICTED PERIOD"), unless Executive's employment is terminated by the Company without Due Cause or as a result of the Company's ceasing to do business, Executive absolutely and unconditionally agrees that he will not directly or indirectly, either for his own account or for the benefit of any person or entity, engage in competitive activities with the Company. Competitive activities with the Company shall include but not be limited to, being a director, officer, stockholder (except Executive may purchase shares in a publicly traded company not to exceed five percent (5%) of the issued and outstanding shares of the publicly traded company), agent, representative, consultant or employee of a corporation, a general partner, limited partner, agent, representative, consultant, officer or employee of a partnership, sole proprietor, or any other entity which is engaged in the business of designing, manufacturing or selling piston engines similar to those produced by the Company any time during the period of Contract Employment.

     10. NON-INTERFERENCE. During the Restricted Period, Executive will not, for himself, or as an employee or otherwise, directly or indirectly, solicit any customer of the Company for goods or services which are provided by the Company and which was a customer of the Company with whom Executive had contact during his last twelve (12) months of employment or about which the Company developed Confidential Information during his last twelve (12) months of employment with the Company. Executive also agrees that during the Restricted Period, he will not for himself or as an employee, consultant or otherwise, directly or indirectly, solicit for goods or services any prospective customer of the Company which was a prospective customer of the Company with whom he had contact during his last twelve (12) months of employment or about which he obtained Confidential Information during the last twelve (12) months of his employment with the Company. Executive further agrees during the Restricted Period that he will not, directly or indirectly, induce, persuade or assist any customers, prospective customers or suppliers of the Company to terminate or alter their relationship with the Company.

     11. NON-SOLICITATION. During the Restricted Period, Executive shall refrain from directly or indirectly soliciting, inducing, persuading or assisting the Company's employees, agents or representatives from leaving their employment or relationship with the Company.

     12. NOTIFICATION OF EMPLOYMENT. During the Restricted Period, Executive shall inform any prospective new employer, principal or associate which is, or is seeking to become, engaged in the same or similar business as the Company of the existence of this Agreement and provide same with a copy of this Agreement prior to accepting any employment or entering into any business relationship with such person.

     13. DISCLOSURE OF INTELLECTUAL PROPERTY. Executive will make prompt and full disclosure to the Company or to its designated representatives of any and all intellectual property acquired during the Period of Contract Employment, including technological innovations, discoveries, inventions, designs, formulae, know-how, tests, performance data, processes, production methods, improvements to all such property, and all materials (whether written, oral or electronic form or any other media) defining, describing, or illustrating all such property (hereinafter collectively referred to as "INTELLECTUAL PROPERTY"), whether or not patentable, copyrightable, or subject to trademark, which he has made, conceived, originated, devised, discovered, invented, or developed or which he may hereafter make, conceive, originate, devise, discover, invent, or develop either solely or jointly with others, during any Period of Contract Employment with the Company, whether during working hours or not, and which relate or have application to business of the general nature now or hereafter carried on or contemplated by the Company during any Period of Contract Employment. Executive will not at any time, without the prior written consent of the Board of Directors of the Company, disclose any Intellectual Property, whether or not the Intellectual Property is patentable, copyrightable, or subject to trademark protection.

     14. OWNERSHIP OF INTELLECTUAL PROPERTY. Executive agrees that the Company shall be the sole owner of all property rights to all Intellectual Property made, conceived, originated, devised, discovered, invented, or developed by him, either alone or with others, during his employment and that such Intellectual Property constitutes "works made for hire." To the extend such Intellectual Property is not deemed to constitute "works made for hire," Executive hereby assigns all rights, title and interest in and to such Intellectual Property to the Company.

     15. OBLIGATIONS AS TO PATENTS AND OTHER PROTECTIONS. Executive agrees to apply for patent protection whenever the President or Chairman of the Board of Directors of the Company, in their sole discretion and at the Company's expense, directs him to make such application in the United States and in any or all foreign countries. Such patent protection shall be applied for in the Company's own name or otherwise as the Company may desire. Executive will, without charge to the Company, do what the Company deems necessary to vest in the Company the entire interest in all Intellectual Property and to enable the Company to secure patent protection, copyright registrations and trademark registrations and similar protections in the United States and foreign countries. Executive agrees to and does hereby assign to the Company all Intellectual Property, and all other similar protections which may issue whether in the United States or in such foreign countries.

          Executive agrees to execute and deliver without charge to the Company any documents reasonably requested by the Board of Directors of the Company in order to demonstrate or protect its ownership of or related to its protection of patent applications and similar protections for Intellectual Property. Executive further agrees to assist the Company or its nominees in the performance of any lawful acts that the Board of Directors of the Company at its discretion deems necessary to secure proper patent, copyright, trademark, and other protection for Intellectual Property and improvements thereon, and to vest in the Company the entire interest therein in the United States and all foreign countries, without additional compensation. Executive also agrees to assist the Company in connection with any demands, reissues, oppositions, litigation, controversy, or other actions involving Intellectual Property, without additional compensation.

     16. REASONABLENESS OF RESTRICTIONS; MODIFICATIONS. Executive acknowledges and agrees that the restrictions set forth in the foregoing Sections 8 through 15 are reasonable and necessary to protect the legitimate interests of the Company and that such restrictions are reasonably and narrowly tailored to appropriately protect such interests. This Agreement has been entered into in connection with and as a direct result of the acquisition by the Company of the assets and certain liabilities of Dyna-Cam Engine Corporation, a California corporation, of which Executive was a principal shareholder. Executive further acknowledges the above and that Sections 8 through 15 above are reasonable and necessary to protect the legitimate business interests of the Company in connection with such acquisition. If any of the restrictions in the foregoing Sections 8 through 15 are found by a court of competent jurisdiction to be unenforceable in terms of scope, geographic area or time, such restrictions are hereby amended to the least extent necessary to make such restrictions enforceable in accordance as closely as possible with the intent of the parties.

     17. NO COMPANY OBLIGATIONS AS TO PATENTS AND OTHER PROPERTY. The Company may, at its sole discretion and at its own expense, determine whether to secure legal protection for or develop its Intellectual Property. The Company shall not be obligated hereunder to file or take any other action to protect its Intellectual Property from infringement or copying. The filing or prosecution of any patent application, or the maintenance of any other action to protect any Intellectual Property shall be within the exclusive discretion and under the sole control of the Company, and shall be solely at the Company's expense. Any amounts recovered thereby shall belong to the Company.

     18. INJUNCTIVE RELIEF AND EXPENSES. Executive acknowledges and agrees that a breach of his obligations under Sections 8 through 16 of this Agreement would cause the Company to suffer irreparable harm for which monetary damages would be inadequate and impossible to ascertain. Accordingly, Executive agrees that, in addition to all other rights and remedies available at law and equity, the Company shall be entitled to seek and obtain injunctive relief from any court of competent jurisdiction to prohibit the continuance or recurrence of any breach, or threatened breach, of Sections 8 through 16. Executive agrees that the Company may recover all costs or expenses, including attorneys' fees, from Executive upon the successful enforcement of any rights of the Company with respect to breach of such provisions whether such enforcement relates to monetary damages, injunctive relief or any other remedy permitted by law.

     19. SEVERABILITY. All provisions of this Agreement are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions or aspects thereof will not affect the validity or enforceability of any other provision, or portion of this Agreement, which will remain in full force and effect as if executed with the unenforceable or invalid provision or portion or aspect thereof modified, as set forth above.

     20. GOVERNING LAW. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Nevada, without regard to the conflict of laws principles thereof.

     21. ENTIRE AGREEMENT. This Agreement comprises the entire agreement between the parties hereto relating to the subject matter hereof and, as of the date hereof, supersedes, cancels and annuls all other prior written and oral agreements between Executive and the Company or any predecessor to the Company. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement.

     22. DISPUTES. Other than an action brought under Section 18, which may be brought directly in any court of competent jurisdiction, any dispute or controversy arising under, out of, in connection with or in relation to this Agreement, shall be finally determined and settled by arbitration. The arbitration proceeding shall be conducted in Phoenix, Arizona by a single arbitrator in accordance with the Expedited Procedures of the Employment Dispute Resolution Rules of the American Arbitration Association, except as otherwise provided herein. Except as required by the arbitrator, the parties shall have no obligation to comply with discovery requests made in the arbitration proceeding. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. The fees and expenses of the arbitrator shall be paid by the Company and each party shall be responsible for its attorneys' fees and expenses in connection with any such proceeding.

     23. NOTICES. All notices, demands and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be effective: (a) upon delivery if delivered in person; (b) three business days after deposit in the United States mail, addressed to the recipient, postage prepaid and registered or certified with return receipt requested; (c) one business day after deposit with a national overnight courier, provided that confirmation of such overnight delivery is received; or (d) upon transmission if sent via facsimile or electronic mail, provided that confirmation of receipt is promptly received and retained. Such notices shall be sent to the addresses set forth below under the parties' respective signatures, or at any other address as any party has specified by notice in writing to the other party.

     24. AMENDMENTS; WAIVERS. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and an authorized officer of the Company. By an instrument in writing similarly executed, Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; PROVIDED, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

     25. SUCCESSORS AND ASSIGNS. By reason of the special and unique nature of the services of Executive hereunder, it is agreed that neither party hereto may assign any interests, rights or duties which it or he may have in this Agreement without the prior written consent of the other party, except that upon any merger, liquidation, or sale of all or substantially all of the assets of the Company to another individual or entity, this Agreement shall inure to the benefit of and be binding upon Executive and the purchasing, surviving, or resulting individual or entity in the same manner and to the same extent as though such company or corporation were the Company.

     26. FORCE MAJEURE. Either party shall be temporarily excused from the performance of its obligations under this Agreement and shall not be liable for damages to the other if such performance is prevented by circumstances beyond its reasonable control. Such excuse from performance shall continue so long as the condition responsible for such excuse continues. For the purposes of this Agreement, circumstances beyond the reasonable control of a party which excuse that party from performance shall include, but shall not be limited to, acts of God, acts, regulations or laws of any government including currency controls, war, civil commotion, commandeer, destruction of facility or materials by fire, earthquake, storm or other casualty, labor disturbances, final judgment or injunction of any court of competent jurisdiction, epidemic, and substantial failure of public utilities or common carrier.

     27. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

     28.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     29.  EFFECT OF  TERMINATION.  Sections 6, 8, 9, 10, 11, 12, 13, 14, 15, 16,
17, 18 and this Section 29 shall in all events survive any termination of Executive's employment or the expiration of the Period of Contract Employment.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                                EXECUTIVE:

TSI HANDLING, INC.
d/b/a DYNA-CAM ENGINE CORPORATION


By /s/ Patricia J. Wilks                 /s/ Dennis C. Palmer
   ----------------------------------    ---------------------------------------
   Patricia J. Wilks, President          Dennis C. Palmer

   23960 Madison                         23960 Madison
   Torrance, California 90505            Torrance, California 90505
   Fax: (310) 791-4645                   Fax: (310) 791-4645

                                    EXHIBIT A
                                 GENERAL RELEASE

Dated:___________________                             ______________, California

     IN CONSIDERATION for the sum of Five Dollars ($5.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, DENNIS C. PALMER (the "EXECUTIVE") does hereby forever irrevocably release and discharge TSI HANDLING, INC., d/b/a DYNA-CAM, CORP., a Nevada corporation (the "COMPANY"), the Company's officers, directors, employees, agents, shareholders, affiliates, successors, purchasers, assigns and representatives from any and all claims, demands, debts, actions, causes of action, obligations, damages and liabilities, known or unknown, which he now has or has had arising from or relating to any act, occurrence or transaction before the date of this General Release. Executive expressly acknowledges that this constitutes a General Release and further acknowledges and agrees that this General Release includes, but is not limited to, Executive's intent to release all of the persons and entities referred to in this General Release from any and all claims of breach of contract, tort, and any claim of age, race, sex, disability, religion, national origin, or other claim of employment discrimination arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Older Workers Benefit Protection Act, Executive Retirement Income Security Act, the Illinois Human Rights Act and any other law or laws concerning employment. Executive agrees to promptly withdraw with prejudice, all lawsuits, charges, claims and any other requests for relief that he has now pending against the Company or any of the persons or entities referred to in this General Release. Executive further agrees not to sue the Company or any of the aforementioned persons or entities referred to in this General Release concerning any matter which arose prior to the date of this General Release.

     This General Release shall be binding upon and inure to the benefit of the assigns, heirs, executors and administrators of Executive and the officers, directors, employees, agents, shareholders, affiliates, predecessors, successors, corporate owners, purchasers, assigns and representatives of the Company.

     This General Release shall, in all respects, be interpreted, enforced and governed under the laws of the State of Nevada.

     Executive acknowledges and agrees that he has read and understood this General Release, that he has conferred with his attorney regarding the terms of this General Release and that he has executed this General Release knowingly and voluntarily.

     IN WITNESS WHEREOF, this General Release has been executed as of the date first above written.


                                        ----------------------------------------
                                        Dennis C. Palmer